                                                                    Exhibit 10.1

                                                                [Execution copy]

                                AMENDMENT NO. 6

     AMENDMENT NO. 6 dated as of April 11, 2001, between POLYMER GROUP, INC. ("PGI"); each of the other "Borrowers" identified under the caption "BORROWERS" on the signature pages hereto; each of the Domestic Non-Borrower Guarantors identified under the caption "DOMESTIC NON-BORROWER GUARANTORS" on the signature pages hereto; and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     PGI, the other Borrowers, the Domestic Non-Borrower Guarantors, certain lenders (the "Lenders") and the Administrative Agent are parties to a Second Amended, Restated and Consolidated Credit Agreement dated as of July 3, 1997 (as heretofore amended, the "Credit Agreement"), providing for the Lenders to extend credit (by way of revolving credit loans, term loans and letters of credit) to the Borrowers in U.S. Dollars and in certain Alternative Currencies in an aggregate amount at any time not exceeding U.S. $600,000,000. The parties hereto desire to amend the Credit Agreement in certain respects and to provide for certain undertakings by PGI and, that connection, the Administrative Agent has been granted authority by the Majority Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 6. Accordingly, the parties hereto hereby agree as follows:

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

     Section 2. Amendments. Subject to the conditions specified in Section 6 hereof, the Credit Agreement shall be amended as follows:

     Section 2.01.General. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

     Section 2.02. Certain Definitions. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

          "Amendment No. 6 Effective Date" shall mean the date on which the conditions to the effectiveness of the amendments and waivers set forth in Amendment No. 6 shall have been satisfied.

          "Asset Dispositions" shall mean one or more dispositions of assets, including Permitted Receivables Financings, sales and leasebacks, synthetic lease transactions, and other asset dispositions by one or more of the Group Members.


                                Amendment No. 6
                                ---------------

          "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date minus Capital Expenditures for such period (except that, for any period ending during, or on the last day of, fiscal year 2001, Capital Expenditures shall be deemed to be equal to U.S. $35,000,000) to (b) Debt Service for such period.

     Section 2.03.Applicable Margin. The definition of "Applicable Margin" in
Section 1.01 of the Credit Agreement shall be amended by adding the following new paragraphs at the end thereof to read as follows:

          "Notwithstanding the foregoing (including the immediately preceding paragraph), during the period commencing on the Amendment No. 6 Effective Date through and including December 31, 2001, the schedule set forth above shall read as follows:

---------------- ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
                              Base Rate
                              Revolving
                               Credit                                           Base Rate
               Euro-currency  Loans and                           Euro-currency  Term B
                 Revolving    Canadian      Letter                 Term B and      and      Euro-currency Base Rate
                   Credit     Base Rate       Of       Commitment   Term B-1    Term B-1      Term C       Term C
    Period         Loans        Loans     Credit Fees     Fees        Loans       Loans        Loans        Loans
---------------- ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
   Period I        3.75%        2.75%        3.75%       0.50%        4.25%       3.25%        4.50%        3.50%
---------------- ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
   Period II       4.25%        3.25%        4.25%       0.50%        4.75%       3.75%        5.00%        4.00%
---------------- ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------

     For purposes hereof, Period I shall be applicable for the period commencing on the Amendment No. 6 Effective Date through and including December 31, 2001, provided that if on or before August 15, 2001, Net Available Proceeds from one or more Asset Dispositions shall not have been applied to the prepayment of Loans and reduction of Commitments hereunder pursuant to
     Section 2.10 hereof in an amount at least equal to U.S. $150,000,000, then for the period commencing on August 15, 2001 through and including the earlier of December 31, 2001 and the date upon which such prepayment and reduction of Commitments from Asset Dispositions in fact occur, Period II shall be applicable.

          In addition to the foregoing if, on or before August 15, 2001, the prepayment and reduction of Commitments as described above have not occurred, then on August 15, 2001 PGI shall pay to the Administrative Agent for the account of each of the Lenders a fee in an amount equal to 1/2 of 1% of the sum of (x) the unutilized Commitments of such Lender, (y) the aggregate amount of Letter of Credit Liabilities held by such Lender and
     (z) the outstanding principal amount of the Loans of such Lender, in each case determined as of such date."

     Section 2.04.EBITDA. The first sentence of the definition of "EBITDA" in
Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

          "EBITDA" shall mean, for any period, the sum, for PGI and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (or loss) for such period, plus (b)


                                Amendment No. 6
                                ---------------
     depreciation, amortization and other non-cash charges (to the extent deducted in determining operating income) for such period minus (c) non-cash income or gains (to the extent included in determining operating income) for such period minus (d) non-recurring or unusual gains (to the extent included in determining operating income) for such period plus (e) non-cash, non-recurring or unusual losses (to the extent deducted in determining operating income) for such period plus (f) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements plus (g) for any period ending on or before the last day of fiscal year 2001, the first U.S. $7,500,000 of fees and expenses relating to Amendment No. 6 hereto, or to the restructuring of PGI and its Subsidiaries during fiscal year 2001 (to the extent deducted in determining operating income).

     Section 2.05. Certain Adjustments upon Asset Dispositions. A new Section 1.02(d) is hereby inserted into the Credit Agreement to read as follows:

          "(d) Upon the occurrence of any Asset Disposition, to the extent deemed appropriate by the Majority Lenders, appropriate adjustments shall be made to the covenant levels specified in Section 9.10 hereof and to the definitions used therein (including, without limitation, EBITDA, Fixed Charges Ratio, Leverage Ratio and Senior Leverage Ratio), to give pro forma effect (in a manner satisfactory to the Majority Lenders) so that such covenants are no more or less restrictive than they were immediately prior to the occurrence of such Asset Disposition."

     Section 2.06.Permitted Receivables Financing. Clause (iii) of the proviso in the definition of "Permitted Receivables Financing" in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

          "(iii) the Majority Lenders shall be reasonably satisfied that the structure of and the terms of any such transaction, including any applicable discount at which receivables are sold to the Receivables Financier and any termination events, shall be (in the good faith understanding of the Majority Lenders) consistent with those prevailing in the market for similar transactions or shall otherwise be reasonably acceptable to the Majority Lenders."

     Section 2.07. Excess Cash. A new Section 2.10(i) is hereby inserted into the Credit Agreement to read as follows:

          "(i) Excess Cash. In the event that at any time the aggregate amount of cash and cash equivalents held by PGI and its Restricted Subsidiaries in the United States of America shall exceed U.S. $30,000,000, or the aggregate amount of cash and cash equivalents held by PGI and all of its Restricted Subsidiaries throughout the world shall exceed U.S. $45,000,000 (or the equivalent thereof in foreign currencies), then, to the extent of such excess in either of such events, PGI shall immediately prepay (without reduction of Commitments) Revolving Credit Loans in an amount at least equal to such excess, provided that (i) no prepayment shall be required hereunder unless the amount thereof shall be at least equal to U.S. $100,000 and (ii) the provisions of this paragraph (i) shall be inapplicable after the Administrative Agent shall have commenced the exercise


                                Amendment No. 6
                                ---------------
     of remedies under the Security Documents with respect to collateral security."

     Section 2.08.Financial Statements. Section 8.02 of the Credit Agreement shall be amended in its entirety to read as follows:

          "8.02 Financial Condition. PGI has prior to the Amendment No. 6 Effective Date furnished to each of the Lenders a final draft of the consolidated balance sheets of PGI and its consolidated Subsidiaries and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows of PGI and its consolidated Subsidiaries for the fiscal year ended December 30, 2000. All such financial statements fairly present the financial condition of PGI and its consolidated Subsidiaries as at said date, and the results of operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of PGI or any of its Subsidiaries has on the date hereof any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Except as set forth in Schedule I to Amendment No. 6 hereto, since December 30, 2000, there has been no material adverse change in the financial condition, operation, business or prospects of PGI and its consolidated Subsidiaries taken as a whole from that set forth in such financial statements as at said date."

     Section 2.09. Leverage Ratio. The preamble to Section 9.10(a) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(a) Leverage Ratio. PGI will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:"

     Section 2.10. Senior Leverage Ratio. Sections 9.10(b) of the Credit Agreement shall be amended by adding a new paragraph at the end thereof to read as follows:

          "Notwithstanding the foregoing, PGI will not during fiscal year 2001, including the last day thereof, permit the Senior Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                          Period                                    Ratio
                          ------                                    -----

        From the last day of the first fiscal
         quarter in 2001 through but excluding the
         last day of the second fiscal quarter in 2001            3.90 to 1

        From the last day of the second fiscal
         quarter in 2001 through but excluding the
         last day of the third fiscal quarter in 2001             4.50 to 1



                                Amendment No. 6
                                ---------------

        From the last day of the third fiscal
          quarter in 2001 through and including the
           last day of the fourth fiscal quarter in 2001          4.50 to 1"


     Section 2.11. Fixed Charges Ratio. Sections 9.10(c) of the Credit Agreement shall be amended by adding a new paragraph at the end thereof to read as follows:

          "Notwithstanding the foregoing, PGI will not during fiscal year 2001, including the last day thereof, permit the Fixed Charges Ratio to be less than the following respective ratios at the end of any fiscal quarter which falls within the following respective periods:

                           Period                                    Ratio
                           ------                                    -----

        From the last day of the first fiscal
         quarter in 2001 through but excluding the
         last day of the second fiscal quarter in 2001             0.55 to 1

        From the last day of the second fiscal
         quarter in 2001 through but excluding the
         last day of the third fiscal quarter in 2001              0.60 to 1

        From the last day of the third fiscal
         quarter in 2001 through and including the
         last day of the fourth fiscal quarter in 2001             0.65 to 1"

     Section 2.12. Minimum EBITDA. Sections 9.10 of the Credit Agreement shall be amended by adding a new paragraph (e) at the end thereof to read as follows:

          "(e) Minimum EBITDA. PGI will not permit EBITDA for the period of four fiscal quarters ending on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

               Fiscal Quarter                                Amount
               --------------                                ------

        First fiscal quarter in 2001                   U.S. $130,000,000
        Second fiscal quarter in 2001                  U.S. $115,000,000
        Third fiscal quarter in 2001                   U.S. $116,000,000"

     Section 2.13. Subordinated Indebtedness. A new sentence shall be added to the end of Section 9.18 of the Credit Agreement as follows:

          "Without limiting the generality of the foregoing, PGI will not, nor will it permit any of its Subsidiaries to, pay any monies to any trustee or paying agent in respect of any Subordinated Indebtedness to be applied to the payment of interest on such Subordinated Indebtedness in advance of the date upon which such interest is due and payable in respect of such Subordinated Indebtedness."


                                 Amendment No. 6
                                 ---------------

     Section 2.14. Consultant's Report. New Sections 9.21 and 9.22 are hereby inserted into the Credit Agreement as follows:

          "9.21 Consultant's Report. Not later than May 30, 2001, PGI shall deliver to the Administrative Agent and the Lenders a report prepared by the independent consulting firm referred to in Section 6.05 of Amendment No. 6 hereto with the assistance of PGI, which report shall set forth in scope and detail satisfactory to the Majority Lenders (i) a review of the business of the Group Members, (ii) an assessment of the market potential for the APEX product line and (iii) a review and assessment of the projections for 2001 of the management of the Group Members. In addition, not later than June 15, 2001, the Group Members will make representatives of such independent consulting firm and members of the management team of the Group Members available to discuss the results of such report.

          PGI hereby authorizes and directs such independent consulting firm to share with, and supply to, the Lenders and the Administrative Agent (including any accounting or consulting firm retained by the Lenders or their counsel as described in the next following paragraph) any and all reports, data, projections, computer runs, analyses and other information obtained or generated by such firm in the course of such retention by PGI (and PGI agrees, to the extent required by such firm, to direct such firm in writing to share such reports, data, projections, computer runs, analysis and other information if requested by the Administrative Agent).

          In addition to the foregoing, the Obligors acknowledge that the Lenders shall have the right at any time to retain (either directly or through counsel) an independent accounting or consulting firm to conduct a review of the business and operations of PGI and its Subsidiaries and that the fees and expenses of any such firm shall be reimbursed by the Obligors pursuant to Section 12.03 hereof, provided that in the event the Lenders shall retain such an independent accounting or consulting firm, the Obligors shall be relieved of their obligations under the first paragraph of this Section 9.21. The Obligors agree, and agree to cause their Subsidiaries, to cooperate with any such firm and agree also that such firm will constitute representatives of the Lenders and the Administrative Agent for purposes of Section 9.03(f) of the Credit Agreement and, accordingly, shall be permitted during normal business hours, to examine, copy and make extracts from the books and records of the Obligors and their Subsidiaries, to visit any of the Properties of the Obligors and their Subsidiaries, and to discuss its business and affairs with its officers (and the independent consulting firm retained by PGI pursuant to the first paragraph of this
     Section 9.21), all to the extent reasonably requested by such firm retained by the Lenders.

          9.22 Cash Management. PGI will at all times cause to be in effect arrangements (in form, and pursuant to documentation, satisfactory to the Administrative Agent) with respect to PGI and each of its domestic (i.e. U.S.) Subsidiaries under which (a) all cash receipts arising in the ordinary course of business of PGI and such Subsidiaries are directed to a lock box account, in the name or under the control of the Administrative Agent, and from such lock box account into a concentration account maintained at Chase


                                Amendment No. 6
                                ---------------
     and in the name or under the control of the Administrative Agent and (b) the aggregate amount of cash and cash equivalents held by PGI and such Subsidiaries at any time in excess of U.S. $2,500,000 shall be maintained in bank or securities accounts in the name or under the control of the Administrative Agent, provided that the foregoing shall not be applicable to amounts maintained in disbursement accounts to the extent such amounts do not exceed the aggregate amount of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements. For purposes hereof, it is understood that all Permitted Investments shall constitute cash equivalents."

     Section 2.15. Events of Default. Section 10(d) of the Credit Agreement is hereby amended by inserting the words "or 9.22" after the reference to "9.18" therein. In addition, Section 10 of the Credit Agreement shall be amended by inserting the word "or" at the end of paragraph (o) thereof and adding a new paragraph (p) after said paragraph (o) to read as follows:

          "(p) PGI shall have failed, within three Business Days of the Amendment No. 6 Effective Date, to deliver to the Administrative Agent (which will promptly forward copies thereof to each Lender) the final audited consolidated balance sheets of PGI and its consolidated Subsidiaries and the related audited consolidated statements of operations, shareholders' equity (deficit) and cash flows of PGI and its consolidated Subsidiaries for the fiscal year ended December 30, 2000 (each of which financial statements shall be identical to the corresponding draft financial statements referred to in the first sentence of Section 8.02 hereof), with the report thereon of Ernst and Young (which report shall be without qualification and shall be in the form of the report of Ernst & Young delivered with respect to the corresponding financial statements for fiscal year 1999);"

     Section 3. Waiver. Subject to the conditions specified in Section 6 hereof, the Lenders hereby waive, for the period from and including the Amendment No. 6 Effective Date through and including the last day of the fourth fiscal quarter of 2001 (i.e. December 29, 2001, such date being herein called the "Waiver End Date") compliance with the requirements of Section 9.10 of the Credit Agreement as in effect immediately prior to the effectiveness of the amendments to said
Section 9.10 pursuant to Section 2 hereof (such Section 9.10, as so in effect immediately prior to such amendments, being herein called "Original Section 9.10"), provided that, unless the requirements of Original Section 9.10 shall have been satisfied at all times during such period, or PGI can demonstrate to the satisfaction of the Majority Lenders on the second Business Day prior to the Waiver End Date (i.e. December 27, 2001) that PGI will be in compliance with the requirements of Original Section 9.10 as at the Waiver End Date, then effective on the day immediately following the Waiver End Date (i.e. December 30, 2001), an Event of Default shall be deemed to have occurred and be continuing under the Credit Agreement.

     In connection with the foregoing, PGI hereby agrees, concurrently with the delivery during such period of any covenant computations described in clause
(ii) of the last sentence of Section 9.01 of the Credit Agreement, to deliver computations necessary to determine whether the Obligors would have been in compliance with Original Section 9.10 as at the end of the respective quarterly fiscal period or fiscal year covered by such computations if Original Section
9.10 had been in effect during such period.


                                Amendment No. 6
                                ---------------

     Section 4. Limitation Upon Certain Actions under the Credit Agreement. Anything in the Credit Agreement to the contrary notwithstanding, except to the extent the Majority Lenders shall consent otherwise, PGI agrees that during the period commencing on the Amendment No. 6 Effective Date through and including the last day of the fourth fiscal quarter in 2001, PGI will not, and will not permit any of its Restricted Subsidiaries to take any of the following actions (it being understood that a breach of this Section 4 shall constitute an Event of Default under the Credit Agreement):

          (a) PGI will not permit the aggregate Revolving Credit Exposure at any time to exceed U.S. $260,000,000, as would otherwise be permitted under
     Section 2.01 of the Credit Agreement, provided that such U.S. $260,000,000 shall be reduced by the aggregate amount of reductions of the Revolving Credit Commitments pursuant to Section 2.10 of the Credit Agreement after the date hereof;

          (b) PGI will not permit the aggregate amount of Facility B Revolving Credit Loans at any time to exceed the U.S. Dollar Equivalent in Canadian Dollars of U.S. $15,000,000, as would otherwise be permitted under Section
     2.01 of the Credit Agreement, provided that such U.S. $15,000,000 shall be reduced by the aggregate amount of reductions of the Facility B Revolving Credit Commitments pursuant to Section 2.10 of the Credit Agreement after the date hereof;

          (c) PGI will not designate any Restricted Subsidiary as an Unrestricted Subsidiary, or vice versa, as would otherwise be permitted under Section 1.04 of the Credit Agreement;

          (d) PGI will not be permitted to avail itself of the reinvestment option otherwise allowed with respect to the Net Available Proceeds of any Disposition under the second paragraph of Section 2.10(c) of the Credit Agreement, but shall apply the Net Available Proceeds of any Disposition to the prepayment of the Loans (and/or to the provision of cover for Letter of Credit Liabilities), and reduce the Commitments, as and to the extent required under the first paragraph of said Section 2.01(c);

          (e) PGI will not, and will not permit any of its Restricted Subsidiaries, to effect any of the Acquisitions otherwise permitted under paragraphs (iv) or (v) of Section 9.05(d) of the Credit Agreement, and will not permit the aggregate amount of Permitted Receivables Financings otherwise permitted under paragraph (vi) of Section 9.05(d) to exceed U.S. $65,000,000;

          (f) PGI will not, and will not permit any of its Restricted Subsidiaries, to create, incur, assume or suffer to exist any Lien otherwise permitted under paragraphs (i) or (j) of Section 9.06 of the Credit Agreement (except for any such Liens incurred prior to the Amendment No. 6 Effective Date and set forth in Schedule II hereto);

          (g) PGI will not, and will not permit any of its Restricted Subsidiaries, to create, incur or suffer to exist any Indebtedness otherwise permitted under paragraphs (i) or (k)


                                Amendment No. 6
                                ---------------
     of Section 9.07 of the Credit Agreement (except for any such Indebtedness incurred prior to the Amendment No. 6 Effective Date and set forth in
     Schedule I hereto);

          (h) PGI will not, and will not permit any of its Restricted Subsidiaries, to make or permit to remain outstanding any Investments otherwise permitted under paragraphs (k) or (l) of Section 9.08 of the Credit Agreement (except for any such Investments outstanding prior to the Amendment No. 6 Effective Date and set forth in Schedule I hereto);

          (i) PGI will not, and will not permit any of its Restricted Subsidiaries, to make any Restricted Payment otherwise permitted under the first paragraph of Section 9.09 of the Credit Agreement (it being understood that, without limiting the generality of the foregoing, the restriction set forth in this clause (h) shall have the effect of limiting the payment of dividends under PGI's currently stated dividend policy); and

          (j) PGI will not, and will not permit the aggregate amount of Capital Expenditures otherwise permitted under Section 9.20 of the Credit Agreement to exceed U.S. $35,000,000 during fiscal year 2001.

     Section 5. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent that the representations and warranties set forth in Section 8 of the Credit Agreement as amended hereby are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" include reference to this Amendment No. 6 and to the Credit Agreement as amended hereby.

     Section 6. Conditions. The amendments set forth in Section 2 hereof, and the waiver set forth in Section 3 hereof, shall become effective as of March 31, 2001 upon the satisfaction on or before April 15, 2001, of each of the following conditions precedent to effectiveness (each document referred to below to be in form and substance satisfactory to the Administrative Agent):

          6.01 Execution. This Amendment No. 6 shall have been executed and delivered by each Obligor, by Lenders constituting the Majority Lenders under the Credit Agreement and by the Administrative Agent.

          6.02 Corporate Documents. The Administrative Agent shall have received certified copies of the charter and by-laws (or equivalent documents) of each Group Member obligated in respect of any of the Basic Documents (or a certification by PGI that said documents have not been modified or amended since the same were last certified to the Administrative Agent) and of all documents evidencing corporate authority for each such Group Member (including, without limitation, resolutions of their respective Boards of Directors and evidence of the incumbency of officers) with respect to the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.


                                Amendment No. 6
                                ---------------

          6.03 Opinion of Counsel to the Group Members. The Administrative Agent shall have received an opinion, dated the Effective Date, of Kirkland & Ellis, special New York counsel to the Group Members, covering such matters relating hereto as the Administrative Agent may require (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and to the Administrative Agent).

          6.04 Fees and Expenses. The Administrative Agent shall have received,
     (i) for the account of each Lender that authorizes the Administrative Agent to execute and deliver this Amendment No. 6 not later than 5 p.m. New York City time on April 11, 2001, an amendment fee in an amount equal to 1/2 of 1% of the sum of (x) the unutilized Commitments of such Lender, (y) the aggregate amount of Letter of Credit Liabilities held by such Lender and
     (z) the outstanding principal amount of the Loans of such Lender, in each case determined as of such time and (ii) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment No. 6.

          6.05 Retention of Consultants. PGI shall have retained an independent consulting firm, satisfactory to the Majority Lenders, to assist PGI and its Subsidiaries in preparing the reports, reviews and assessments described in Section 9.21 of the Credit Agreement (as inserted into the Credit Agreement pursuant to Section 2 hereof), and shall have delivered evidence thereof to the Administrative Agent, including a copy of an engagement letter executed between PGI and such firm, which engagement letter shall include an acknowledgement by such consulting firm that, as contemplated by said Section 9.21, it is authorized and directed to share with, and supply to, the Lenders and the Administrative Agent (including any accounting or consulting firm retained by the Lenders or their counsel) any and all reports, data, projections, computer runs, analyses and other information obtained or generated by such firm in the course of such retention by PGI, if requested by the Administrative Agent.

          6.06 Collateral Security. PGI shall have taken such action as the Administrative Agent shall have requested to grant to the Administrative Agent for the benefit of the Lenders Guarantees from, and first priority Liens and security interests in such additional Property as is owned by, the Group Members that may be taken without resulting in material adverse tax consequences in the judgment of PGI (and concurred with by the Administrative Agent).

     Section 7. Information Updates. PGI agrees, commencing with the second fiscal quarter in 2001, to arrange a telephone conference calls (to take place in the first two weeks of July and October, 2001, and the last two weeks of December, 2001, on a Business Day selected by PGI and notified to each of the Lenders not later than three Business Days prior to the occurrence thereof) in which it shall provide to the Lenders an overview of, and an opportunity to ask any questions reasonably related to, the business and operations of PGI and its Subsidiaries. In addition, PGI agrees, during such period, to supply the Administrative Agent and the Lenders with monthly reports setting out in summary form, consolidated balance sheets, and statements of income and cash flows, for the Group Members, such reports to be presented for any month within 30 days after the end of the relevant monthly fiscal period. This Section 7


                                Amendment No. 6
                                ---------------
shall supersede in its entirety the provisions of Section 6 of Amendment No. 5 to the Credit Agreement.

     Section 8. Statement of Intention. PGI hereby affirms its intention, through one or more Asset Dispositions (as defined in Section 2.02 hereof), to prepay not less than U.S. $150,000,000 of the Loans under the Credit Agreement, and reduce the Commitments thereunder, pursuant to Section 2.10 of the Credit Agreement on or before August 15, 2001, it being understood that failure to effect any one or more of such transactions, or to make such prepayment and reductions of Commitments, shall not result in an Event of Default under the Credit Agreement.

     Section 9. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 6 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 6 by signing any such counterpart. This Amendment No. 6 shall be governed by, and construed in accordance with, the law of the State of New York.


                                Amendment No. 6
                                ---------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered as of the day and year first above written.

                                  THE BORROWERS
                                  -------------


POLYMER GROUP, INC.                     PGI NONWOVENS B.V.


By:                                     By:
    ------------------------------          ------------------------------------
     Title:  President                       Title:  President


CHICOPEE HOLDINGS B.V.                  FABRENE INC.



By:                                     By:
    ------------------------------          ------------------------------------
     Title: President                        Title: President


                        DOMESTIC NON-BORROWER GUARANTORS
                        --------------------------------


FIBERTECH GROUP, INC.                   CHICOPEE, INC.


By:                                     By:
    ------------------------------          ------------------------------------
     Title:                                  Title:


PGI POLYMER, INC.                       PGI EUROPE, INC.


By:                                     By:
    ------------------------------          ------------------------------------
     Title:                                  Title: Chairman, President and CEO


TECHNETICS GROUP, INC.                  FABRENE GROUP, L.L.C.


By:                                     By:
    ------------------------------          ------------------------------------
     Title:                                  Title:


                                Amendment No. 6
                                ---------------

FABRENE CORP.                           FIBERGOL CORPORATION


By:                                     By:
    ------------------------------          ------------------------------------
     Title:                                  Title:


FABRENE GROUP, INC.                     PNA CORP.


By:                                     By:
    ------------------------------          ------------------------------------
     Title: President                        Title: President


FNA POLYMER CORP.                       FABPRO ORIENTED POLYMERS, INC.


By:                                     By:
    ------------------------------          ------------------------------------
     Title: President                        Title: President


POLY-BOND, INC.                         DOMINION TEXTILE (USA), INC.


By:                                     By:
    ------------------------------          ------------------------------------
     Title: President                        Title: President


                              ADMINISTRATIVE AGENT
                              --------------------


                                        THE CHASE MANHATTAN BANK


                                        By:
                                            ------------------------------------
                                             Title: Vice President


                                Amendment No. 6
                                ---------------

                                                                      SCHEDULE I

                            [Material Adverse Effect]


                               [See Section 2.08]


PGI's operations have been negatively impacted throughout fiscal year 2000 and continuing into fiscal 2001 by (i) reduced demand for certain high margin consumer products, (ii) slower ramp-up as compared to forecasts for sales of products utilizing APEX technology, (iii) increased raw material costs for polypropylene and polyethylene resins which have not been passed through to customers, (iv) over capacity in the market for spun-melt products which has reduced margins on sales of those products, (v) reduced orders from certain major consumer products customers and (vi) increased debt level and resulting interest expense arising from capital expenditures to construct new APEX lines.



                          Schedule I to Amendment No. 6
                          -----------------------------